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                                     CCSB
                                Financial Corp.
                               Stock Order Form
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        Stock Information Center              Expiration Date
Clay County Savings and Loan Association   for Stock Order Forms:
         1178 West 152 Highway               December   , 2002
        Liberty, Missouri 64068          12:00 Noon, Missouri time,
               (816)    -                     Unless Extended

 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common shares. Faxes or copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.

 (1) Number of Shares Subscription Price (2) Total Payment Due

---------------------                   ---------------------
                     X $10.00 =         $
---------------------                   ---------------------

 (3) Employee/Office/Director Information


[_] Check here if you are a director, officer or employee of Clay County Savings or a member of such person's immediate family.

 (4) Method of Payment/Check

                                                 ------------------
Enclosed is a check, bank draft or money order $
made payable to CCSB Financial Corp. in the
amount of:
                                                 ------------------

 NO WIRE TRANSFERS WILL BE ACCEPTED.
 (5) Method of Payment/Withdrawal
 The undersigned authorizes withdrawal from the following account(s) at Clay County Savings. There is no penalty for early withdrawal for purposes of this payment.

--------------------------------------------
   Account Number(s)    Withdrawal Amount(s)
--------------------------------------------
                        $
--------------------------------------------
                        $
--------------------------------------------
                        $
--------------------------------------------
Total Withdrawal amount $
                        --------------------

 (6) Purchase Information


a. [_] Eligible Accounts Holder -- Check here if you were a depositor of at least $50.00 at Clay County Savings on December 31, 2000. Enter information below for all deposit accounts that you had at Clay County Savings on December 31, 2000.

b. [_] Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Clay County Savings on September 30, 2002 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Clay County Savings on September 30, 2002.

c. [_] Other Members -- Check here if you were a depositor as of October 31, 2002 and/or a borrower with a loan outstanding on May 7, 1975, which continues to be outstanding on October 31, 2002. Enter information for all such deposit and/or loan accounts that you had at Clay County Savings on October 31, 2002.

d. [_] Local Community Resident -- Check here if you are a resident of Clay County, Missouri.

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..These account numbers correspond to the preprinted account name(s) and ownership in the top left hand corner of this form.
..These may not be all of your qualifying accounts. Other account ownerships may be listed on separate proxy and/or stock order forms.
-------------------------------------------------------------------------------

    ACCOUNT INFORMATION

---------------

---------------

----------------------------------------------------------------------------------------
..You must list in the box to the right any account numbers from other stock order forms you have received in the mail and any other accounts that you have, or have had ownership in, at Clay County Savings.
----------------------------------------------------------------------------------------
..If you do not list all of your accounts, you may not receive all of the shares that you are eligible for.

Account Title (Names on Accounts) Account Number(s)
---------------------------------------------------
---------------------------------------------------
---------------------------------------------------
---------------------------------------------------

 (7) Stock Registration/Form of Stock Ownership (stock must be registered in the name of an Account Holder)

--           --              --                  --
  Individual   Joint Tenants   Tenants in Common   Fiduciary (Under Agreement Dated , )
--           --              --                  --

--                                    --                           --                               --
  Individual Retirement Account (IRA)   Corporation or Partnership   Uniform Transfer to Minors Act   Other
--                                    --                           --                               --

(8) Name(s) in which shares are to be registered (Please print clearly)   Social Security # or Tax ID
------------------------------------------------------------------------  ---------------------------------
------------------------------------------------------------------------  ---------------------------------
Name(s) continued                                                         Telephone (Daytime)   E-Mail
------------------------------------------------------------------------  --------------------  -----------
------------------------------------------------------------------------  --------------------  -----------
Street Address                                     City                   State                 Zip Code
--------------------------------                   ---------------------  --------------------  -----------
--------------------------------                   ---------------------  --------------------  -----------

 (9) NASD Affiliation

--
  Check here if you are a member of the National Association of Securities Dealers, Inc., a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's
  Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD
  Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
--

  (10) Associate--Acting in concert

               --
                 Check here and complete the reverse side of this Form, if you or any Associate (as defined on the reverse side of this Form) or persons Acting in Concert (as defined on the reverse side of this
                 Form) with you have submitted other orders for shares in the Subscription Offering and/or the Community Offering.
               --

 (11) Acknowledgment
 To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by Clay County Savings and Loan
 Association, no later than 12:00 Noon, Missouri time, on December    , 2002,
 unless extended. Otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to Clay County Savings or may be mailed to the address indicated on the enclosed business reply envelope.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Clay County Savings described in the accompanying Prospectus. If the Plan of Conversion is not approved by the members of Clay County Savings at a Special
 Meeting to be held on December    , 2002, or any adjournment thereof, all
 orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Clay County Savings, this Stock Order Form may not be modified, withdrawn or cancelled without Clay County Savings' consent, and if authorization to withdraw from deposit accounts at Clay County Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided in this Stock Order Form are true, correct and complete and that I am not subject to back-up withholding.
 Potential purchasers warrant that they are purchasing only for their own account and that there is no agreement or understanding regarding the transfer of the subscription rights or the sale or transfer of the shares. The Plan of Conversion prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Clay County Savings and CCSB Financial Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known to them to involve such transfer. Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions. I acknowledge that the shares of common stock offered are not savings or deposit accounts and are not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and are not guaranteed by CCSB Financial Corp. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to Clay County Savings.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM
 OF CERTIFICATION ON THE REVERSE HEREOF.   Date Received

Signature                                    Date   Signature                                  Date   OFFICE USE
--------------------------------------------------  ------------------------------------------------
                                                                                                                   -------
                                                                                                      ---------    -------
--------------------------------------------------  ------------------------------------------------
A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)                 Batch #     Order #

                                                                  (right arrow)
--
(right arrow)

Account Title (Names on Accounts) Account Number(s)
---------------------------------------------------
---------------------------------------------------
---------------------------------------------------
---------------------------------------------------
---------------------------------------------------

Item (10)--(continued)

List below all other orders submitted by you or your Associates (as defined) or by persons Acting in Concert (as defined) with you.

                    Name(s) listed on other Number of Shares
                       Stock Order Forms        Ordered
                    ----------------------------------------
                    ----------------------------------------
                    ----------------------------------------
                    ----------------------------------------
                    ----------------------------------------

"Associate" when used to indicate a relationship with any person is defined as
(i) any corporation or organization (other than CCSB Financial Corp. Clay
County Savings, or any majority-owned subsidiary thereof), of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which person serves as a trustee or in a similar fiduciary capacity (exclusive of any tax-qualified stock benefit plan), (iii) any person who is related by blood or marriage to such person, and (a) lives in the same home as such person; or (b) is a director or senior officer of Clay County Savings or any affiliate thereof, and
(iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through (iii) provided that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any tax-qualified employee stock benefit plan.
"Acting in Concert" is defined as (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.


  A valid stock order form must be signed and dated below and on the front of this form.
                             FORM OF CERTIFICATION
I/WE ACKNOWLEDGE THAT THE COMMON SHARES OF CCSB FINANCIAL CORP. ARE NOT DEPOSIT OR SAVINGS ACCOUNTS AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY CLAY COUNTY SAVINGS OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information
Center at       .

I/We further certify that, before purchasing the common shares, par value of $0.01 per share, of CCSB FINANCIAL CORP. the proposed holding company for CLAY
COUNTY SAVINGS, I/we received a Prospectus dated November   , 2002 which
contains disclosure concerning the nature of the common shares being offered and describes the following risks involved in the investment under the heading
"RISK FACTORS" beginning on page    of the Prospectus.

1. We had an operating loss during our last full fiscal year and the factors resulting in such loss may continue in the future and have an adverse impact on our operating results and stock price.

2. The relatively small amount of stock being offered makes it unlikely that an active and liquid trading market for the stock will develop, and the liquidity and price of the stock may be adversely affected by a limited trading market.

3. Strong competition within our market area may limit our growth and profitability.

4. There are increased lending risks associated with construction, commercial real estate, commercial business and home equity lending.

5. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

6. Our return on equity will be low compared to other financial institutions. This could negatively affect the trading price of our common stock.

7. Our stock benefit plans will increase our costs, which will reduce our income and stockholders' equity.

8. The implementation of stock-based benefit plans may dilute your ownership interest.

9. Loss of key officers could hurt Clay County Savings' operations.

10. Expected voting control by management and employees could enable insiders to prevent a merger that may provide shareholders a premium for their shares.

11. We intend to remain independent and you should not expect to receive a takeover premium for our common stock in the near term.

12. Our stock value may suffer due to our ability to impede potential takeovers.

Signature   Name (Please Print) Date
----------  -------------------------

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

                                     CCSB
                                Financial Corp.

                         Stock Order Form Instructions

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Item 1--
..Fill in the number of shares that you wish to purchase.
..The minimum order is 25 shares. The maximum order by (i) any person or entity or (ii) persons or entities exercising rights through a single account is 10,000 shares ($100,000). In addition, no person or entity, or group of persons Acting in Concert, (as defined in the Prospectus and on the back of the Stock Order Form) together with any Associates (as defined in the Prospectus and on the back of the Stock Order Form), may subscribe for more than 30,000 shares ($300,000).
..CCSB Financial Corp. and Clay County Savings and Loan Association have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Conversion or applicable law or
 (iii) fails to cooperate with attempts to verify information with respect to purchase rights.
Item 2--
..Multiply the shares ordered by $10.00 per share.
Item 3--
..Check the box if you are a director, officer or employee of Clay County
 Savings or are a member of such person's immediate family.
Item 4--
..You can pay for shares in cash (if delivered by you) or by check, bank draft or money order made payable to CCSB Financial Corp.
..Funds earn interest at the current Clay County Savings passbook rate until the
 Offering is completed or terminated.
..Do not mail cash to purchase stock.
..Wire transfers will not be accepted as payment.
Item 5--
..If you plan to pay for your order by a withdrawal from an Clay County Savings deposit account, list the account number(s) and the amount of withdrawal for each account.
..Your order will be returned if, on the date your order is received, the accounts designated do not contain sufficient funds to complete your purchase. ..There is no penalty for early withdrawals to pay for stock purchases.
Item 6--
..Please check the appropriate box to tell us when you were a depositor of at least $50.00 at Clay County Savings.
..The preprinted account numbers correspond to the preprinted qualifying account registration name and address at the top of the order form.
..These may not be all of your qualifying accounts.
..You must make sure that every account you have ownership in or have had ownership in at Clay County Savings is listed.
..If you do not list all of your accounts, you may not receive all of the shares you are eligible for.
Item 7--
..Please consult the Stock Ownership Guide on the back for help with these sections.
Item 8--
..The name and address for the stock registration should be the same as the name and address in the preprinted section at the top of your stock order form.
Item 9--
..Please check the box if you are a member of the NASD or if this item otherwise applies to you.
Item 10--
..Please check this box if any of your Associates or persons Acting in Concert with you (as defined on the back of the Stock Order Form) have submitted other orders for shares.
Item 11--
..Please sign and date the Stock Order Form where indicated.
..Review the Stock Order Form carefully, including the Acknowledgment, before you sign.
..An additional signature is required only when payment is authorized from a deposit account that requires multiple signatures to withdraw funds.
..If you have any remaining questions, or for assistance in completing your
 Stock Order Form, please call the Stock Information Center at           .

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

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                             Stock Ownership Guide

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If you decide to subscribe for common shares, you will need to register your common shares in one of the following ways. Please consult this guide when completing Items 7 and 8 of your Stock Order Form.

Individual
.. Include the first name, middle initial and last name of the shareholder. .. Avoid the use of two initials.
.. Omit titles such as "Mr." "Mrs." or "Dr."

Joint Tenants
.. Joint Tenant can be used to identify two or more owners.
.. When stock is held by joint tenants, ownership passes automatically to the surviving joint tenant(s) upon the death of any joint tenant.
.. All parties must agree to the transfer or sale of shares held by joint tenants.
.. In order to subscribe as joint tenants, all tenants must appear together on an eligible joint tenant account at Clay County Savings.

Tenants in Common
.. Tenants in common may be used to identify two or more owners.
.. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock is held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.
.. All parties must agree to the transfer or sale of shares held by tenants in common.
.. In order to subscribe as tenants in common, all tenants must appear together on an eligible tenants in common account at Clay County Savings.

Uniform Transfer to Minors
.. Shares may be held in the name of a custodian for a minor under the Uniform
  Transfer to Minors Acts of each state.
.. There may be only one custodian and one minor designated on a stock certificate.
.. Example, shares held by John Doe as custodian for Susan Doe under the Connecticut Uniform Transfer to Minors Act will be abbreviated: John Doe, CUST Susan Doe UTMA, CT.
.. Use the minor's social security number.

Fiduciaries
Information provided with respect to shares to be held in a fiduciary capacity must contain the following:
.. The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title. If an individual and a corporation, list the corporation before the individual.
.. The fiduciary capacity, such as administrator, executor, trustee, committee, etc.
.. The date of the document governing the relationship.
.. The name of the maker, donor or testator and the name of the beneficiary.
.. An example of fiduciary ownership in the case of a trust is:
   John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

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